Exhibit 11
                             Allegheny Ludlum Corporation
                          Computation of Per Share Earnings
                           (Dollars and Shares in Thousands
                              Except Per Share Amounts)

                                  Fiscal Quarter Ended     Nine Months Ended
                                  --------------------    --------------------
                                  October 1, October 2,   October 1, October 2,
                                    1995       1994         1995       1994
                                  ---------  ---------    ---------  ----------

     PRIMARY

     Net income (loss)            $ 30,119   $ 10,328     $ 93,443   $   (733)
                                   -------    -------      -------    -------

     Weighted average number of
       common shares                68,964     70,788       69,831     70,840

     Per share of common stock:

     Net income (loss)                $.44       $.14        $1.34      $(.01)
                                   =======    =======      =======    =======

     FULLY DILUTED(1)
     -------------
       Net income                 $ 30,119                $ 93,443
       Tax effected interest related
         to 5-7/8% convertible
         subordinated debentures       880                   2,609
                                   -------                  ------
     Adjusted Net Income          $ 30,999                $ 96,052

     Weighted average number of
        common shares               68,964                  69,831
     Weighted average number
        of convertible
        subordinated debenture
        common shares on an
        "if converted" basis         4,938                   4,938

     Weighted average number
       of common shares
       related to employee
       stock plans (2)                 395                     434
                                   -------                 -------
                                    74,297                  75,203

     Net income per share of
       common stock                   $.42                   $1.28
                                   =======                 =======
     (1) Anti-dilutive in the 1994 periods
     (2) Not used in primary calculation due to dilution being less than 3%.



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